Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Robert McGee
November 5, 2020	212-460-4111

CON EDISON REPORTS 2020 THIRD QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2020 third quarter net income for common stock of $493 million or $1.47 a share compared with $473 million or $1.42 a share in the 2019 third quarter. Adjusted earnings were $495 million or $1.48 a share in the 2020 period compared with $513 million or $1.54 a share in the 2019 period. Adjusted earnings in the 2020 and 2019 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable electric production projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) and the net mark-to-market effects of the Clean Energy Businesses.

For the first nine months of 2020, net income for common stock was $1,058 million or $3.17 a share compared with $1,048 million or $3.20 a share in the first nine months of 2019. Adjusted earnings were $1,147 million or $3.43 a share in the 2020 period compared with $1,149 million or $3.51 a share in the 2019 period. Adjusted earnings in the 2020 and 2019 periods exclude the effects of HLBV accounting for tax equity investments in certain renewable electric production projects of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses.

“As North America's second-largest solar provider, Con Edison is committed to delivering a clean energy future for all,” said John McAvoy, chairman and CEO of Con Edison. “As part of our Clean Energy Commitment, we are harnessing the power of over 33,000 customer solar installation projects. We are also investing aggressively in Energy Efficiency and Electric Vehicle Charging programs to bring renewable and reliable energy to run New York’s homes, businesses, and vehicles.”

For the year of 2020, Con Edison expects its adjusted earnings per share to be in the range of $4.15 to $4.30 a share. The company's previous forecast was in the range of $4.15 to $4.35 per share. The change primarily reflects revised expectations due to the effect of the COVID-19 pandemic on the Utilities. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.09) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and nine months ended September 30, 2020 and 2019. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and nine months ended September 30, 2020 compared to the 2019 periods.

The company's 2020 Third Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A third quarter 2020 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2020 THIRD QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. Forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share certain items that Con Edison does not consider indicative of its ongoing financial performance such as the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable electric production projects and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $13 billion in annual revenues and $60 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., which through its subsidiaries develops, owns and operates renewable and energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which through its subsidiaries invests in electric and natural gas transmission projects.
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Attachment A

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2020	2019	2020	2019	2020	2019	2020	2019
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$1.47	$1.42	$493	$473	$3.17	$3.20	$1,058	$1,048

HLBV effects of the Clean Energy Businesses (pre-tax)	0.03	0.10	9	30	0.11	0.25	38	79
Income taxes (a)	(0.01)	(0.03)	(2)	(7)	(0.03)	(0.07)	(9)	(19)
HLBV effects of the Clean Energy Businesses (net of tax)	0.02	0.07	7	23	0.08	0.18	29	60
Net mark-to-market effects of the Clean Energy Businesses (pre-tax)	(0.01)	0.07	(7)	23	0.25	0.18	80	54
Income taxes (b)	—	(0.02)	2	(6)	(0.07)	(0.05)	(20)	(13)
Net mark-to-market effects of the Clean Energy Businesses (net of tax)	(0.01)	0.05	(5)	17	0.18	0.13	60	41

Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$1.48	$1.54	$495	$513	$3.43	$3.51	$1,147	$1,149
(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 22% and 24% for the three and nine months ended September 30, 2020, respectively, and a combined federal and state income tax rate of 23% and 24% for the three and nine months ended September 30, 2019, respectively.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 29% and 25% for the three and nine months ended September 30, 2020, respectively, and a combined federal and state income tax rate of 26% and 24% for the three and nine months ended September 30, 2019, respectively.

			Attachment B
Variation for the Three Months Ended September 30, 2020 vs. 2019
	Earnings per Share	Net Income for Common Stock (Millions of Dollars)
CECONY (a)
Changes in rate plans	$(0.02)	$(6)	Primarily reflects lower non-weather related steam net revenues due to lower usage by customers.
Operations and maintenance expenses	0.26	85
Reflects lower costs for pension and other postretirement benefits of $0.12 a share, which are reconciled under the rate plans, lower regulatory assessments and fees of $0.09 a share, which are collected in revenues from customers, and the deferral in September 2020, under the legislative, regulatory and related actions provisions of the company's electric and gas rate plans, of the previously recorded reserve increases to the allowance for uncollectible accounts associated with the Coronavirus Disease 2019 (COVID-19) pandemic of $0.02 a share, offset in part by estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias of $(0.01) a share.

Depreciation, property taxes and other tax matters	(0.24)	(79)	Reflects higher depreciation and amortization expense of $(0.12) a share and higher property taxes of $(0.10) a share, both of which are recoverable under the rate plans and the absence in 2020 of a reduction in the sales and use tax reserve upon conclusion of the audit assessment of $(0.02) a share.
Other	(0.04)	(9)	Primarily reflects foregone revenues from the suspension of customers' late payment charges and certain other fees associated with the COVID-19 pandemic of $(0.05) a share and the dilutive effect of Con Edison's stock issuances of $(0.01) a share.
Total CECONY	(0.04)	$(9)
O&R (a)
Changes in rate plans	0.01	2	Reflects an electric base rate increase under the company's rate plans.
Operations and maintenance expenses	—	1
Reflects the deferral in September 2020, under the legislative, regulatory and related actions provision of the company's New York electric rate plan, of the previously recorded reserve increase to the allowance for uncollectible accounts associated with the COVID-19 pandemic, offset by estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias.

Depreciation, property taxes and other tax matters	—	(1)
Total O&R	0.01	2
Clean Energy Businesses
Operating revenues less energy costs	—	2
Operations and maintenance expenses	(0.01)	(4)	Primarily reflects timing of maintenance costs.
Depreciation and amortization	(0.01)	(4)	Reflects an increase in renewable electric production projects in operation during 2020.
Net interest expense	0.09	29	Primarily reflects lower unrealized losses on interest rate swaps in the 2020 period.
HLBV effects	0.05	16	Primarily reflects lower losses from tax equity projects in the 2020 period.
Other	(0.02)	(5)	Primarily reflects the absence of a prior period adjustment related to research & development credits recorded in 2019.
Total Clean Energy Businesses	0.10	34
Con Edison Transmission	—	1
Other, including parent company expenses	(0.02)	(8)	Primarily reflects higher New York State income tax.
Total Reported (GAAP basis)	$0.05	$20
HLBV effects of the Clean Energy Businesses	(0.05)	(16)
Net mark-to-market effects of the Clean Energy Businesses	(0.06)	(22)	Reflects unrealized losses on interest rate swaps, offset in part by unrealized wholesale energy gains.
Total Adjusted (non-GAAP basis)	$(0.06)	$(18)

a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

			Attachment C
Variation for the Nine Months Ended September 30, 2020 vs. 2019
	Earnings per Share	Net Income for Common Stock (Millions of Dollars)
CECONY (a)
Changes in rate plans	$0.07	$24	Primarily reflects higher gas net base revenues due to gas base rates increase in January 2020 under the company's gas rate plan.
Weather impact on steam revenues	(0.06)	(20)	Reflects the impact of warmer winter weather in the 2020 period.
Operations and maintenance expenses	0.69	227	Reflects lower costs for pension and other postretirement benefits of $0.41 a share, which are reconciled under the rate plans, lower regulatory assessments and fees that are collected in revenues from customers of $0.23 a share, lower stock-based compensation of $0.04 a share and lower healthcare costs of $0.02 a share, offset in part by estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias of $(0.01) a share.
Depreciation, property taxes and other tax matters	(0.65)	(209)	Reflects higher depreciation and amortization expense of $(0.38) a share and higher property taxes of $(0.26) a share, both of which are recoverable under the rate plans, the absence in 2020 of a reduction in the sales and use tax reserve upon conclusion of the audit assessment of $(0.02) a share, offset in part by the Employee Retention Tax Credit under the CARES Act of $0.01 a share.
Other	(0.16)	(37)	Primarily reflects foregone revenues from the suspension of customers' late payment charges and certain other fees associated with the COVID-19 pandemic of $(0.10) a share and the dilutive effect of Con Edison's stock issuances of $(0.06) a share.
Total CECONY	(0.11)	(15)
O&R (a)
Changes in rate plans	0.04	11	Reflects electric and gas base rate increases of $0.03 a share and $0.01 a share, respectively, under the company's rate plans.
Operations and maintenance expenses	(0.02)	(5)	Primarily reflects incremental costs associated with the COVID-19 pandemic and estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias.
Depreciation, property taxes and other tax matters	(0.01)	(4)	Reflects higher depreciation and amortization expense, offset in part by the Employee Retention Tax Credit under the CARES Act.
Other	(0.02)	(5)	Primarily reflects higher costs associated with components of pension and other postretirement benefits other than service cost of $(0.01) a share.
Total O&R	(0.01)	(3)
Clean Energy Businesses
Operating revenues less energy costs	0.01	4	Reflects higher revenues from renewable electric production projects of $0.05 a share, offset in part by lower energy services revenues of $(0.04) a share.
Operations and maintenance expenses	0.01	2	Primarily reflects lower energy services costs.
Depreciation and amortization	(0.01)	(3)	Reflects an increase in renewable electric production projects in operation during 2020.
Net interest expense	(0.03)	(9)	Primarily reflects higher unrealized losses on interest rate swaps in the 2020 period.
HLBV effects	0.10	31	Primarily reflects lower losses from tax equity projects in the 2020 period.
Other	0.01	2	Primarily reflects re-measurement of deferred tax assets and the Employee Retention Tax Credit under the CARES Act.
Total Clean Energy Businesses	0.09	27
Con Edison Transmission	0.02	4	Primarily reflects lower operations and maintenance expenses and higher allowance for funds used during construction (AFUDC) income from Mountain Valley Pipeline, LLC.
Other, including parent company expenses	(0.02)	(3)	Primarily reflects higher New York State income tax.
Total Reported (GAAP basis)	$(0.03)	$10
HLBV effects of the Clean Energy Businesses	(0.10)	(31)
Net mark-to-market effects of the Clean Energy Businesses	0.05	19	Primarily reflects unrealized losses on interest rate swaps.
Total Adjusted (non-GAAP basis)	$(0.08)	$(2)

a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.